BLUE CALYPSO SIGNS SETTLEMENT AND LICENSE AGREEMENT

DALLAS, TX – (BUSINESS WIRE) – August 21, 2013– Blue Calypso, Inc. (OTCBB:BCYP) dismissed its patent infringement action against LivingSocial, Inc. pursuant to the terms of an otherwise confidential settlement and license agreement.

Bill Ogle, CEO of Blue Calypso, stated, “Blue Calypso develops IP that it patents, licenses and embeds in digital innovation products and services for the social media marketplace. Our proven, patented technology platform helps users launch content and promotions into social media channels. We intend to vigorously defend our patents and will continue to develop new products based upon our growing IP portfolio.”

About Blue Calypso, Inc.

Blue Calypso, Inc. (OTCBB:BCYP) develops digital innovation products and services for the social media marketplace using its patented IP portfolio. The company enables businesses to employ digital advertising to share and socialize brand content as well as track performance, monitor engagements and gather robust analytics – all at lower costs than traditional marketing. Already, Blue Calypso has attracted a handful of large, well-known consumer facing companies in automotive, retail, travel and consumer goods. Blue Calypso licenses its IP in addition to offering digital innovation services and solutions including SOCIALECHO™, EMGAGE™ and POPSHARE™.  For more about the company please visit www.bluecalypso.com

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

CONTACT INFORMATION

Investor Relations:

LHA

Cathy Mattison and Kirsten Chapman

415-433-3777

blue@lhai.com